Item 77C: Submission of Matters to a vote of security holders

Wilmington Funds - Multi-Manager Funds

Notice to Shareholders of the Results of a Special Shareholder Meeting

Special Meetings of Shareholders of the Wilmington Multi-Manager Real Asset Fund (the "Real Asset Fund"), Wilmington Multi-Manager Large-Cap Fund ("Large-Cap Fund") and Wilmington Multi-Manager Small-Cap Fund ("Small-Cap Fund") of WT Mutual Fund were held on January 31, 2008 for the following purposes:

1.	To approve an amendment to the Investment Advisory
Agreement with Rodney Square Management Corporation
("RSMC") for the Real Asset Fund;

2.	To approve a new investment sub-advisory agreement
among WT Mutual Fund, on behalf of the Large-Cap Fund, RSMC and Robeco Investment Management, Inc. ("Robeco");
and

3.	To approve an amendment to the Sub-Advisory Agreement
with Wilmington Trust Investment Management, LLC
("WTIM") for the Large-Cap Fund and the Small-Cap Fund.

All shareholders of record at the close of business on December 18, 2007 were entitled to attend or submit proxies.
As of the record date, the Real Asset Fund had 39,029,438 shares outstanding. At the meeting, shareholders of the Real Asset Fund approved the amendment to the Investment Advisory Agreement with RSMC. The results of the voting for the proposal were as follows:

 Votes For        Votes Against          Votes Abstained
35,479,971           19,904                 1,738

 As of the record date, the Large-Cap Fund had 21,080,801 shares outstanding. At the meeting, shareholders of the Large-Cap Fund approved the new sub-advisory agreement with Robeco. The results of the voting for the proposal were as follows:

  Votes For       Votes Against       Votes Abstained
 15,627,581          18,020              53,731

At the meeting, shareholders of the Large-Cap Fund also approved the amendment to the Sub-Advisory Agreement with WTIM. The results of the voting for the proposal were as follows:

Votes For       Votes Against         Votes Abstained
15,619,287         20,721                59,324

As of the record date, the Small-Cap Fund had 2,834,644 shares outstanding. At the meeting, shareholders of the Small-Cap Fund approved the amendment to the Sub-Advisory Agreement with WTIM. The results of the voting for the proposal were as follows:

Votes For        Votes Against      Votes Abstained
2,185,254           1,053               10,401

A Special Meeting of Shareholders of the Wilmington Multi-
Manager Real Asset Fund (the "Real Asset Fund") of WT Mutual
Fund was held on April 21, 2008 for the following purposes:

1.	 To approve a new investment sub-advisory agreement  among
WT Mutual Fund, on behalf of     the Real Asset Fund,
Rodney Square Management Corporation ("RSMC") and ING
Clarion Real   Estate Securities L.P. ("ING CRES"); and

2.	To approve a new investment sub-advisory agreement among WT
Mutual Fund, on behalf of the Real Asset Fund, RSMC and EII
Realty Securities, Inc. ("EII").

All shareholders of record at the close of business on March 4, 2008 were entitled to attend or submit proxies. As of the record date, the Real Asset Fund had 41,094,334 shares outstanding.
 At the meeting, shareholders of the Real Asset Fund approved the new sub-advisory agreement with ING CRES. The results of the voting for the proposal were as follows:

 Votes For         Votes Against       Votes Abstained
36,268,808            65,741              22,138

At the meeting, shareholders of the Real Asset Fund also approved the new sub-advisory agreement with EII. The results of the voting for the proposal were as follows:

Votes For       Votes Against     Votes Abstained
36,267,514        67,691              21,482

A Special Meeting of Shareholders of the Wilmington Multi-Manager Small-Cap Fund (the "Small-Cap Fund") of WT Mutual Fund was held on June 27, 2008 to approve a new investment sub-advisory agreement among WT Mutual Fund, on behalf of the Small-Cap Fund, Rodney Square Management Corporation ("RSMC") and TAMRO Capital Partners LLC ("TAMRO").
All shareholders of record at the close of business on May 23, 2008 were entitled to attend or submit proxies. As of the record date, the Small-Cap Fund had 3,494,336 shares outstanding.
 At the meeting, shareholders of the Small-Cap Fund approved the new investment sub-advisory agreement with TAMRO. The results of the voting for the proposal were as follows:

Votes For        Votes Against          Votes Abstained
2,343,958            4,513                  1,299

A Special Meeting of Shareholders of the Wilmington Large-Cap Core Fund ("Large-Cap Core") of WT Mutual Fund was held on June 13, 2008 to approve an agreement and plan of reorganization providing for (a) the transfer of all of the Wilmington Large-Cap Core Fund assets and liabilities to the Wilmington Multi-Manager Large-Cap Fund, a series of the Trust, in exchange for shares of the Multi-Manager Large-Cap Fund, and (b) the subsequent complete liquidation of the Large Cap -Core Fund.
All Shareholders of record at the close of business on March 28, 2008 were entitled to attend or submit proxies. As of the record date the Large-Cap Core Fund had 1,517,864.371 shares outstanding. At the meeting, shareholders of the Large-Cap Core Fund approved an agreement and plan of reorganization of the Large-Cap Core Fund into the Wilmington Multi-Manager Large-Cap Fund.

The results of the voting for the proposal were as follows:

      Votes For       Votes Against       Votes Abstained
      1,132,522            0                     0